As filed with the Securities and Exchange Commission on July 17, 2026

 Registration Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

THE TRAVELERS COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0518860
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

485 Lexington Avenue

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

THE TRAVELERS COMPANIES, INC.
AMENDED AND RESTATED

2023 STOCK INCENTIVE PLAN

(Full title of the plan)

Christine K. Kalla
Executive Vice President and General Counsel
The Travelers Companies, Inc.
385 Washington Street

St. Paul, Minnesota 55102

(651) 310-7911

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

On May 20, 2026, the shareholders of The Travelers Companies, Inc. (the “Company” or “Registrant”) approved an amendment to the Company’s Amended and Restated 2023 Stock Incentive Plan (the “Plan”) that increased the share authorization of the Plan by 5,000,000 shares of the Company’s Common Stock, without par value (the “Common Stock”). Additionally, to the extent an award under the Plan or the Company’s Amended and Restated 2014 Stock Incentive Plan (the “Prior Plan”) expires unexercised, is forfeited, terminated or canceled, is settled in cash or other forms of property or otherwise does not result in the issuance of shares of Common Stock, in whole or in part, the number of shares of Common Stock subject to such award will become available again for grant under the Plan. The purpose of this registration statement on Form S-8 (the “Registration Statement”) is to register the offer and sale of (i) the additional 5,000,000 shares of Common Stock authorized under the Plan and (ii) 3,000,000 shares of Common Stock that may become available for issuance as a result of outstanding awards under the Plan and the Prior Plan that are forfeited, terminated, canceled or expire unexercised. In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (Registration Statement Nos. 333-272161 and 333-287777), including the information contained therein, is incorporated by reference herein.

Part I—Information Required in the Section 10(a) Prospectus

The documents containing the information specified in this Part I will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission” or “SEC”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Part II—Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC by the Company are incorporated in this Registration Statement by reference:

(1)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 12, 2026 (the “Annual Report”);

(2)	The Company’s definitive proxy statement on Schedule 14A filed on April 7, 2026 (solely those portions that were incorporated by reference into the Annual Report);

(3)	The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on April 16, 2026;

(4)	The Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2026 filed with the SEC on July 17, 2026;

(5)	The Company’s current report on Form 8-K filed with the SEC on February 6, 2026;

(6)	The Company’s current report on Form 8-K (except for Item 7.01) filed with the SEC on February 17, 2026;

(7)	The Company’s current report on Form 8-K filed with the SEC on May 21, 2026;

(8)	The Company’s current report on Form 8-K filed with the SEC on May 22, 2026; and

(9)	The description of the Company’s Common Stock contained in its description of securities, filed as Exhibit 4.1 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 13, 2020, including any amendments or supplements thereto.

All reports and other documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than information deemed to have been “furnished” rather than “filed” in accordance with the SEC’s rules) shall be deemed to be incorporated by reference in and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Wendy C. Skjerven, Esq., Vice President, Corporate Secretary and Group General Counsel of the Company, has given her opinion about certain legal matters affecting the Plan in this Registration Statement. Ms. Skjerven owns, or has the right to acquire, a number of shares of the Company’s Common Stock which represents less than 1% of the total outstanding Common Stock of the Company. Ms. Skjerven participates in the Plan.

Item 8. Exhibits

The following is a complete list of Exhibits filed or incorporated herein by reference as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of The Travelers Companies, Inc., as amended and restated May 23, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed on May 24, 2013).

4.2	Bylaws of The Travelers Companies, Inc., as amended and restated December 7, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K filed on December 12, 2022).

4.3	The Travelers Companies, Inc. Amended and Restated 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K filed on May 22, 2026).

5	Opinion of Wendy C. Skjerven, Esq.

23.1	Consent of Wendy C. Skjerven, Esq. (included in Exhibit 5).

23.2	Consent of KPMG LLP.

24	Power of Attorney.

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on July 17, 2026.

THE TRAVELERS COMPANIES, INC. (Registrant)

By:	/s/ Christine K. Kalla
Name:	Christine K. Kalla
Title:	Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 17, 2026	/s/ Alan D. Schnitzer
Alan D. Schnitzer, Director, Chairman and Chief Executive Officer (Principal Executive Officer)

Date: July17, 2026	/s/ Daniel S. Frey
Daniel S. Frey, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: July 17, 2026	/s/ Paul E. Munson
Paul E. Munson, Senior Vice President and Corporate Controller (Principal Accounting Officer)

Russell G. Golden, Director*
Thomas B. Leonardi, Director*

Clarence Otis Jr., Director*

Elizabeth E. Robinson, Director*

Todd C. Schermerhorn, Director*

Bridget A. van Kralingen, Director*

David S. Williams, Director*

*Christine K. Kalla, by signing her name hereto, does hereby sign this document on behalf of herself and each of the above named directors of the Company pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24 to this Registration Statement).

/s/ Christine K. Kalla
Christine K. Kalla
(For herself and as attorney-in-fact)

Date: July 17, 2026